Exhibit 10.14

Purchasing Contract

Party A: Zhuhai PowerBridge Technology Co., Ltd

Address: Floor D2-1, Southern Software Park, No. 1, Software Park Road, Tangjiawan Town, Zhuhai, Guangzhou; Zip Code: 519085

Telephone: 0756-3395666; Fax: 0756-3395667

Operator: Deng Wei

Bank Name: Bank of Communications Zhuhai Branch Xiangzhou Sub-branch;

Account No.: 444000091018000745538

Party B: Hunan Jintong Technology Co., Ltd

Address: No. 2016, Honglin Building, No. 266, Section II, Furong Central Road, Tianxin District, Changsha; Zip Code: 410015

Telephone: 0731-85307708 Fax: 0731-85307871

Operator: Li Yihui

Bank Name: Industrial and Commercial Bank of China Changsha Nanmenkou Sub-branch Nanhu Road Branch Office

Account Number: 1901007009200095040

After friendly negotiation in the principle of free will, equality and good faith, both parties hereby enter into the Contract with below terms and conditions in accordance with the Contract Law of the People’s Republic of China and other relevant laws and rules.

Party A is the bid winner of the Phase I Information Engineering Construction Project of Xiangtan Comprehensive Bonded Zone (Tender Reference No.: LYZC-131209, hereinafter short for “the Project”), and Party A has signed a contract with the Commissioning Party (hereinafter short for “Project Contract”). As one of the suppliers for the Project selected by Party A, Party B accepts the final acceptance objective and relevant requirements about the Project. After friendly negotiation, both parties hereby enter into the Agreement with below terms and conditions (hereinafter short for “the Agreement”) for relative issues about Party B’s supply of products and relevant services to Party A.

I. Description about Products and Contract Price

No.	Name	Specification	Quantity	Unit Price	Total Price
1	Computer room construction	Refer to schedule about Bidding Product List for detailed information.	1	1,500,000.00	1,500,000.00
2.	DEP-data exchange platform v1.0	Software	1	1,800,000.00	1,800,000.00
Total Amount in RMB (In Capital): Three Million Three Hundred Thousand in Total

II. Quality and Technical Standards

Implement according to the quality standard provided by the manufacturer; in the absence of any quality standard from the manufacturer, the current national standard or industry standard shall prevail. Moreover, products provided by Party B shall meet relevant requirements in the Project Contract.

III. Duration of the Contract

The term of the Contract is from signature date of the Contract to August 12, 2014. In case of any adjustment to the duration of the contract in the Project Contract or any adjustment in the implementation process of the Project, the adjusted date shall prevail, which should be subject to the written confirmation of both parties.

IV. Delivery Place and Method

4.1 Party B shall deliver the products to below place according to the engineering progress requirements of the Project:

Address: Xiangtan Economic Development Zone Management Committee

Liaison Person and Contract Information of Party A: 13973153480 Deng Wei

4.2 Party B shall inform Party A the arrival of the goods three working days in advance, and shall provide delivery list and relevant certificates to Party A. Party A’s receipt of the goods should be subject to the written signature confirmation of the Project Manager of Party A.

V. Payment Methods

5.1 Payment Stage: according to terms and conditions in the Project Contract in connection with Party B, the payment stages are shown as below on the precondition that Party B has fulfilled relevant responsibilities and obligations specified in the Agreement:

Item No.	Payment Name	Payment Basis	Amount (Yuan)
6	Advance Payment	Within 5 working days upon Party A’s receiving of the advance payment specified in the Project Contract	330,000.00
2.	Engineering acceptance payment	Within 5 working days upon Party A’s receiving of the engineering acceptance payment specified in the Project Contract	1,650,000.00
3	One year after successful acceptance	Within 5 working days upon Party A’s receiving of the payment paid one year after the successful acceptance check in the Project Contract	660,000.00
4	Two years after successful acceptance	Within 5 working days upon Party A’s receiving of the payment paid two years after the successful acceptance check in the Project Contract	495,000.00
5	Quality guarantee deposit	Within 5 working days upon Party A’s receiving of the corresponding amount of “Quality Guarantee Deposit” in the Project Contract	165,000.00
Total			3, 300, 000.00

5.2 Payment terms: Party A transfers the contract price to the account designated by Party B. Party A shall complete the payment to Party B within five working days after receiving the payment from the Commissioning Party. Party B shall provide corresponding VAT special invoice (tax rate is 17%) three working days before the payment date of Party A.

5.3 In the event that the Commissioning Party of the Project delays the payment of relevant funds to Party A, Party A shall spare no effort to push the payment, and Party B shall provide necessary assistance. Party A would not bear any liabilities for the delay in any payment of goods to Party B caused by delayed payment of the Commissioning Party of the Project.

VI. Commitments of Party B

6.1 Party B shall fulfill the obligation to supply goods, guarantee the on-time arrival of goods and ensure the conformance of the quality of goods with requirements of the Agreement and Project Contract. In case of any problems, Party B shall communicate with the manufacturer in time and provide relevant technical services and supports.

6.2 Goods supplied by Party B would implement according to relevant clauses of the after-sales service commitments of the manufacturer, and all goods supplied shall conform to relevant requirements in the Project Contract.

6.3 Party B shall provide all services about the goods like transportation, site installation, label printing, line sorting, test, commissioning and other relevant services. Party B shall submit relevant documents to Party A, including various design drawings involved in the List of Goods, change reports, delivery notes, installation and test reports and etc. Moreover, submission of such documents shall have the signature confirmation of the Project Manager of Party A.

6.4 Party B has the obligation to coordinate the supplier to provide technical support and consulting services to Party A in the process of service enabling, installation and commissioning.

6.5 Working personnel of party B at the project site shall observe project management regulations and requirements of Party A. Party B shall designate one responsible person at the project site, and submit relevant information and written reports about the project progress according to requirements of Party A. Any major events with negative impact to the progress, quality and so forth of the Project should be informed to Party A immediately. Party B and manufacturer of Party B shall actively assist and support Party A in relevant work about project integration and project management.

6.6 Within the scope of responsibility of Party B specified in the Agreement, Party B shall actively assist and support Party A in relevant work associated with the Commissioning Party of the Project and other suppliers.

6.7 The Agreement has included all expenses of Party B in the Project, and Party B shall undertake all expenses arising from the implementation of the Agreement. Any increase in the expense could only be effective after both parties have signed a separate supplementary agreement.

VII. Provisions about Acceptance Check

7.1 Preliminary Acceptance: preliminary acceptance check is only the preliminary verification for the comprehensive hardware environment performed after the setting of the environment. After all required goods are available, Party A shall start setting up the network hardware environment and arrange unified preliminary acceptance check for goods supplied. In the event that any appearance, specification and performance indicators of the goods supplied fail to conform to the requirements or any goods supplied have quality defects, Party A has the right to require Party B to replace such goods or reject the corresponding goods. In such cases, Party B shall not refuse or delay in taking actions. Party A will complete the setting and test of the network environment according to the project schedule, and Party B shall provide required technical supports and assistance. The preliminary acceptance check could only be regarded as completion after the signature confirmation of Party A’s Project Manager. Party A shall inform Party B after the completion of the preliminary acceptance.

7.2 Final Acceptance Check: final acceptance check could only be passed if the Project reaches the acceptance check standard specified in the Project Contract signed between party A and the Commissioning Party. After both hardware and software of the Project are placed for on-line operation, Party A shall coordinate and organize the final acceptance check of the Project. The final acceptance check results need to signed and confirmed by Party A, Commissioning Party (owner), using party (Customs, Commodity inspection agency and so forth) and the engineering design unit.

After the engineering parts under the charge of Party B have arrived at the Customs and passed the acceptance of ten departments and ministries, Project Manager of Party a shall sign on the final acceptance document for confirmation. In the event that the overall project fails to pass the official acceptance check of the Country due to problem in the engineering part under the charge of Party B, Party A would not settle any payment to Party B. In such cases, Party B shall bear all consequences in connection with the failure in passing the acceptance check and compensate all losses of Party A arising from such failure.

VIII. Quality Assurance Commitments

8.1 Party B guarantees that all goods provided are new and qualified products from the original manufacturers;

8.2 Party B shall provide all accessories, ex-factory certificate, operation manual and other relevant materials of the goods according to the packing list of the original manufacturer.

8.3 Warranty Period: Party B shall provide three years’ free warranty services, commencing from the signature date of both parties on the final acceptance check report.

8.4 In the warranty period, Party B shall assume quality assurance liabilities for all software and hardware supplied by it, without any additional charge to Party A.

8.5 In the event that any goods supplied by Party B has any quality issues discovered in the using process, Party B shall provide response to Party A within one hour upon the receiving of the fault notice, and resolve the fault in time according to relevant national standard and industry standard. In case of any major fault, Party B shall arrange personnel to the site to resolve the fault. The response time of Party B for any fault should be determined according to the principle that the normal running of the Project should not be influenced. In case of any loss caused by any fault of Party B, Party B shall bear the corresponding economic responsibility.

8.6 If goods supplied by Party B have any fault due to quality defect in the warranty period, Party B shall arrange technicians with required professional qualification to take charge of the restoration, repair or replacement for free. Party B shall not put forward any objection against such requirements, and shall make response and resolve the fault in time according to requirements of Party A.

8.7 In the process of acceptance check, if Party A discovers that the goods fail to meet requirements on the aspect of specification, performance or technical indicators or have any quality defects or Party A has any objections to the quality of such goods, Party A has the right to require Party B to provide technical support and professional services to manufacturer, factory and supplier, including the replacement or repair of products with defects. Party B shall not refuse or delay.

8.8 In the event that the goods with quality problems still fail to meet application requirements and technical indicators in regardless of efforts taken by Party B, Party A has the right to reject the goods. If Party A exercises the right of rejection, Party A should provide written rejection notice and description about the basis of the rejection. Party A has the right to require Party B to refund the relevant amount already paid to Party B.

8.9 Party B’s failure in fulfilling the above obligations in the warranty period would be deemed as a breach of contract. In such cases, Party B shall pay liquidated damage at the amount of 5% of the total amount of the purchase price, and Party A shall also have the right to investigate Party B's relevant responsibilities.

8.10 In the warranty period, Party B shall resolve all quality and safety problems of the goods and undertake all relevant expenses. Party B shall provide free repair services for all damages incurred within the normal using scope caused by reasons other than malicious damages.

8.11 After the maturity of the warranty period, Party A and Party B shall negotiate to sign a maintenance agreement. Party B shall provide spare parts and relevant services to Party A at favorable prices.

IX. Liabilities for Breach of Contract

In the event that Party B fails to deliver the goods on time, Party B shall pay liquidated damage at the amount of 1‰ of the total amount of the payment for goods for each day delayed.

9.2 In the event that Party A rejects the goods for reasons other than quality defects of the goods, Party A shall pay liquidated damage equivalent with 5% of the total payment for goods.

9.3 If the contract could not be performed partially or wholly due to delay in the project progress caused by flood, fire and other natural disasters or force majeure events or reasons of any third parties, both parties agree to exempt the corresponding liabilities for breach of contract. The party suffering such force majeure event shall inform the other party within 10 days and submit the evidence about the exemption of obligations.

X. Special Regulations

10.1 If the Commissioning Party put forward change requirements for any clauses of the Project Contract or the Commissioning Party put forward relevant requirements in the implementation process of the Project, Party A is liable for acquiring signature confirmation for such changes from the Owner and the supervision party. Party B shall assist with Party A in acquiring such confirmation, and provide relevant supporting materials for amendments caused by such changes.

10.2 Party A is responsible for summarizing the construction contents, completing the engineering audit process and submitting the final engineering quantity settlement. Party B shall provide technical supports and commercial assistance to Party A in such processes. Audit and settlement shall be jointly participated by both Party A and Party B.

10.3 In case of any changes of the project plan and the engineering audit and acceptance check could not be completed due to reasons of the Commissioning Party or Party A, Party A and Party B shall settle the payment according to actual construction contents completed by Party B.

10.4 In the performance process of the contract, Party A and Party B shall fulfill their respective responsibilities and obligations and cooperate and support with each other to maintain the brands and reputation of both parties. Upon the occurrence of any major problems or any major events to be coordinated, responsible person for the Project of both parties shall submit the problem or event to top management personnel of both parties to negotiate and resolve.

10.5 Considering that the project would take the actual engineering quantity as the overall settlement basis, so the final settlement amount between Party A and Party B should be settled according to the actually completed engineering quantity confirmed by the Commissioning Party and the supervision party.

10.6 Within the overall contracting scope of the Project, engineering quantity additionally increased beyond the contracting list would only be recognized after the written confirmation of the Commissioning Party and the supervisors, and the confirmation of Project Manager of Party A.

10.7 In the construction process of the Project, the equipment used should be in the brand, specification and model required in the original tender list. Adjustment to them would only be recognized after the signature confirmation of the Owner, supervision party and Project Manager of Party A.

10.8 Engineering support expenses required for the site entrance of the Project shall be shared according to the actual using status of the construction supporting services among both parties and other cooperative suppliers. Specific amount would be determined during the construction process through friendly negotiation.

XI. Miscellaneous Clause

11.1 Without the consent of the other party, neither party shall transfer any rights and obligations under the Agreement to any third party. If Party B needs to transfer any rights and obligations to a third party, it shall get written consent from Party A in advance.

11.2 Any dispute in connection with this contract or relevant affairs should be first settled through friendly negotiation. In case no consensus could be reached through negotiation, the dispute should be submitted to the People’s Court at the signature place of this contract for judgment.

11.3 Neither Party A nor Party B shall be liable for failure to perform the contract due to force majeure.

11.4 Any unmentioned affairs of the Contract should be settled by both parties through negotiation. In such cases, both parties shall sign a supplementary agreement, which shall have same legal force with this agreement.

11.5 The invalidity of any clause of this contract should not influence the validity of other clauses of this contract, which shall still have full force.

11.6 This contract constitutes the entire agreement between the parties and supersedes all prior oral and written agreement or information in connection with this contract between the parties. The agreement signed between Party A and the Commissioning Party is a schedule to this contract.

11.7 This contract shall become effective upon the signatures and seals of both parties. The Contract shall be made out in duplicate and each party shall have one copy, both of which shall have same legal force.

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Party A (Signature Seal):	Party B: (Signature Seal):

Legal Representative/Authorized Representative	Legal Representative/Authorized Representative
June 11,2014	June 11,2014
Signature Place: Zhu Hai
Schedule: List of Goods